Exhibit 10(o)
MSA SAFETY INCORPORATED
DEFERRED COMPENSATION PROGRAM
FOR NON-EMPLOYEE DIRECTORS’
(Effective October 25, 2019)

1. Purpose
The MSA Safety Incorporated Deferred Compensation Program for Non‑Employee Directors, a program under the MSA Safety Incorporated 2017 Non‑Employee Directors’ Equity Incentive Plan, is intended to enable the Company to attract and retain non‑employee Directors and to enhance the long‑term mutuality of interest between such Directors and shareholders of the Company.
2. Definitions
Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan. The following definitions apply to this Program and to the Deferral Election Forms:
a.Beneficiary or Beneficiaries means a person or persons or other entity designated on a Beneficiary Designation Form by a Participant as allowed in subsection 6(c) of this Program to receive Deferred Stock Benefit payments. If there is no valid designation by the Participant, or if the designated Beneficiary or Beneficiaries fail to survive the Participant or otherwise fail to take the Benefit, the Participant's Beneficiary is the Participant's surviving spouse or, if there is no surviving spouse, the Participant's estate.
b.Beneficiary Designation Form means a form acceptable to the Committee or its designee and used by a Participant according to this Program to name his/her Beneficiary or Beneficiaries.
c.Board shall have the meaning assigned to it in the Plan.
d.Committee means the Nominating & Corporate Governance Committee of the Board.
e.Common Stock means the common stock of the Company.
f.Company means MSA Safety Incorporated.
g.Deferral Election Form means a document governed by the provisions of section 3 of this Program, including the portion that is the Beneficiary Designation Form.
h.Deferral Year means a calendar year for which a Participant has a Deferred Stock Benefit.

i.Deferred Stock Account means that bookkeeping record established for each Participant to reflect the status of his/her Deferred Stock Benefits under this Program. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with that portion of the Participant's Restricted Stock Units deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to sections 3 and 5 of this Program. A Deferred Stock Account will be credited periodically with amounts determined by the Committee under subsection 5(b) of this Program.
j.Deferred Stock Benefit means the benefit that results in distributions governed by sections 5 and 6.
k.Directors means those duly named members of the Board.
l.Election Date means the date established by this Program as the date by which a Participant must submit a valid Deferral Election Form to the Committee. For each Deferral Year, the Election Date is December 15 of the preceding calendar year or, in the case of an individual who becomes a Participant during a Deferral Year, the date that he/she becomes a Participant. Despite the two preceding sentences, the Committee may set a different date (prior to December 31 of the preceding calendar year) as the Election Date for any Deferral Year.
m.Participant means a Director who is not simultaneously an employee of the Company.
n.Plan means the MSA Safety Incorporated 2017 Non‑Employee Directors’ Equity Incentive Plan.
o.Program means the MSA Safety Incorporated Deferred Compensation Program for Non-Employee Directors.
p.Restricted Stock Unit shall have the meaning assigned to it in the Plan.
q.Terminate, Terminating, or Termination, with respect to a Participant, means cessation of his/her relationship with the Company as a Director whether by retirement, death, disability or severance for any other reason, applied consistently with the meaning of “Separation from Service” under Internal Revenue Code Section 409A and the regulations thereunder.
3. Deferral Election
A deferral election is valid when a Deferral Election Form is completed, signed by the Participant, and received by the Committee or its designee on or before the Election Date. Deferral elections are governed by the provisions of this section.

a.A Participant may elect a Deferred Stock Benefit for any Deferral Year if he/she is a Participant at the beginning of that Deferral Year or becomes a Participant during the Deferral Year. A deferral election shall automatically continue in effect for succeeding Deferral Years without further action on the part of the Participant unless revoked prior to the commencement of such succeeding Deferral Year.
b.Before each Deferral Year's Election Date, each Participant will be provided with a Deferral Election Form. A Participant may elect on or before the Election Date to defer the receipt of his/her Restricted Stock Units for the Deferral Year in the form of a Deferred Stock Benefit until Termination.
c.A Participant may not revoke a Deferral Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form. Any writing signed by a Participant expressing an intention to revoke his/her Deferral Election Form and delivered to the Committee or its designee before the beginning of the Deferral Year is a revocation.
4. Effect of No Election
In the case of a person who does not submit a valid Deferral Election Form on or before the relevant Election Date, no deferral of Restricted Stock Units or otherwise will be made for such person.
5. Deferred Stock Benefits
a.Deferred Stock Benefits will consist of Restricted Stock Units and will be set up in a Deferred Stock Account for each Participant. As provided in the Plan, a "Restricted Stock Unit" shall mean a book-entry unit equal in value to a share of Common Stock. Each Restricted Stock Unit will increase or decrease in value by the same amount and with the same frequency as the fair market value of a share of Common Stock. Each Deferred Stock Account will be credited with a quantity of deferred Restricted Stock Units on the date of award of such Restricted Stock Units.
b.Each Deferred Stock Account will be credited each calendar quarter, on the date on which any dividends are paid by the Company (the "Investment Date"), with additional Restricted Stock Units, including fractional units, in a quantity equal to the quotient of the dividends payable on the quantity of shares represented by the Restricted Stock Units in such account divided by the Stock Purchase Price. "Stock Purchase Price" means the closing price of a share of Common Stock on the NYSE on the most recent trading day preceding the Investment Date.

6. Distributions
a.A Deferred Stock Benefit will be distributed in shares of Common Stock equal to the number of the Restricted Stock Units credited to the Participant's Deferred Stock Account. However, cash must be paid in lieu of fractional shares of the Common Stock otherwise distributable.
b.Delivery of Common Stock will be made following Termination, on the date(s) elected on the Participant’s Deferral Election Form.
c.Deferred Stock Benefits may not be assigned by a Participant or Beneficiary. A Participant may use a Beneficiary Designation Form to designate one or more Beneficiaries for all of his/her Deferred Stock Benefits; such designations are revocable. Each Beneficiary will receive his/her portion of the Participant's Deferred Stock Account on June 1, or if such date is not a business day, on the next succeeding business day, of the year following the Participant's death.
7. Company's Obligation
a.The Program is unfunded. Any deferred benefit is at all times solely a contractual obligation of the Company. A Participant and his/her Beneficiaries have no right, title or interest in the Deferred Stock Benefits or any claim against them. Except according to section 7(b), the Company will not segregate any funds or assets for Deferred Stock Benefits nor issue any notes or security for the payment of any Deferred Stock Benefit.
b.The Company may establish a grantor trust and transfer to that trust shares of Common Stock or other assets. The governing trust agreement must require that all Company assets held in trust remain at all times subject to the Company's judgment creditors.
8. Control by Participant
A Participant has no control over deferred benefits except according to his/her Deferral Election Forms and Beneficiary Designation Form.
9. Claims Against Participant's Deferred Stock Benefits
    A Deferred Stock Account relating to a Participant under this Program is not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. A Deferred Stock Benefit is not subject to attachment or legal process for a Participant's debts or other obligations. Nothing contained in this Program gives any Participant any interest, lien or claim against any specific asset of the Company. A Participant or his/her beneficiary has no rights other than as a general creditor. Notwithstanding the foregoing, the Committee may assign and/or accelerate the payment of a Participant’s Deferred Stock Account balance to an individual other than the Participant as may be necessary to comply with a “qualified domestic relations order” as defined by and under the terms provided in Internal Revenue Code Sections 414(p), 409A and other applicable authorities.

10. Amendment or Termination
    This Program may be altered, amended, suspended, or terminated at any time by the Board.
11. Notices
    Notices and elections under this Program must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at his/her last known business address.
12. Waiver
    The waiver of a breach of any provision in this Program does not operate as and may not be construed as a waiver of any later breach.
13. Construction
    This Program is created, adopted, maintained and governed according to the laws of the Commonwealth of Pennsylvania. Headings and captions are only for convenience; they do not have substantive meaning. If a provision of this Program is not valid or not enforceable, the validity or enforceability of any other provision is not affected. Use of one gender includes all, and the singular and plural include each other. The Program and any deferral elections will be interpreted and administered in accordance with Internal Revenue Code Section 409A. In the event that any provision that is necessary to effectuate such intent as determined by the Company, in its sole discretion, to have been omitted, such omitted provision shall be deemed included herein and is hereby incorporated.
14. Effective Date
    This Program shall be effective as a program under the 2017 Non‑Employee Directors’ Equity Plan as of October 25, 2019.